© 2023 WeWork May 2023 Investor Presentation For all the ways you work, we’re here.

© 2023 WeWork2 Disclaimer India, China, Israel, South Africa and Common Desk This presentation includes operating metrics (including number of locations, workstation capacity, and memberships) relating to (A) WeWork's investments and operations in China, India, Israel, and South Africa which are not consolidated, and (B) certain locations in the United States where WeWork's operations are under the "Common Desk" brand and WeWork receives a management fee (and does not recognize other revenue or incur any operating costs) which are also not consolidated (the "Unconsolidated Common Desk Locations"). Therefore, the results of WeWork's operations in China, India, Israel, and South Africa as well as the Unconsolidated Common Desk Locations are not reflected in the WeWork financial statements and projections set forth in this presentation on a line-by-line basis, as such operations are not conducted through consolidated subsidiaries or controlling interests of WeWork. In June 2021 and March 2023, WeWork closed a franchise agreement and transferred the building operations and obligation of its Israel and South African locations, respectively, to a third-party franchisee. As a result, Israel and South Africa results of operations have been included through May 2021 and February 2023, respectively, and excluded from subsequent financial results. Unless otherwise explicitly specified in this presentation, India, China, Israel and South Africa related metrics are excluded from all calculations. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of WeWork and other companies, which are the property of their respective owners. Preliminary Financial Information We report our financial results in accordance with U.S. generally accepted accounting principles. All projected financial information and metrics in this press release are preliminary. These estimates are not a comprehensive statement of our financial position and results of operations. There is no assurance that we will achieve our forecasted results within the relevant period or otherwise. There can be no guarantee as to the accuracy or reliability of such assumptions and you are cautioned not to give undue weight to this information. Further, no representation is made as to the reasonableness of the assumptions made by third parties or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance of WeWork or modeling contained herein is not an indication as to future performance. WeWork has not independently verified any such third-party information. Similarly, other third-party survey data and research reports commissioned by WeWork, while believed by WeWork to be reliable, are based on limited sample sizes and have not been independently verified by WeWork. In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which WeWork operates, and WeWork’s future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by WeWork. Except as may be required by law, WeWork assumes no obligation to update the information in this presentation. Use of Non-GAAP Financial Measures This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States ("GAAP"): Adjusted EBITDA, Adjusted EBITDA attributable to WeWork Inc., Free Cash Flow and Building Margin. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that our presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork's management uses forward-looking non-GAAP measures to evaluate WeWork's projected financials and operating performance. Reconciliations of historical non-GAAP measures to their most directly comparable historical GAAP counterparts are included in the Appendix to this presentation. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Forward-Looking Statements Certain statements made in this presentation may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; WeWork’s preparation of its financial statements for the quarter ended March 31, 2023; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and our ability to retain our members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law. Use of Data This presentation contains information concerning WeWork's solutions and WeWork's industry, including market size and growth rates of the markets in which WeWork participates, that are based on industry surveys and publications or other publicly available information, other third-party survey data and research reports commissioned by WeWork and its internal sources. This information involves many assumptions and limitations.

© 2023 WeWork3 Our mission is to empower tomorrow’s world at work. Our purpose is to harness the power of community to make a positive impact on people and the environment.

© 2023 WeWork Our Core Values Our Core Constituents Do the right thing. Strive to be better, together. Be entrepreneurial. Give gratitude. Be human, be kind. Colleagues Shareholders Partners Society Members

© 2023 WeWork5 1. Metrics presented as of March 31, 2023. Consolidated metrics include operations in the United States and Canada, Latin America, Europe, Japan, and Pacific regions. Systemwide metrics include consolidated regions as well as India, China, Israel, South Africa, and unconsolidated Common Desk locations Consolidated LatAm USC China India EMEA Pacific Japan Israel Wholly-owned Consolidated JVs Unconsolidated JVs and Franchises Systemwide WeWork’s global footprint(1) 781 LOCATIONS 664k PHYSICAL MEMBERSHIPS 904k WORKSTATION CAPACITY 77k ALL ACCESS 617 LOCATIONS 527k PHYSICAL MEMBERSHIPS 720k WORKSTATION CAPACITY 75k ALL ACCESS

© 2023 WeWork6 Product Offerings

7 WeWork’s holistic suite of flexible product offerings will continue to lead the workspace market Space-as-a-Service • Offering that creates flexibility of space, time, and portability of cost, as companies move away from long-term leases • Proven membership base and occupancy expected to normalize to historical levels • Right-sized operations have created operating leverage, a path to profitability and compelling unit economics • COVID has accelerated the shift to flexible workspace WeWork Access WeWork Workplace • All Access offering digitizes WeWork spaces and provides end customers with ultimate flexibility • Single membership card allows employees to “Work From Anywhere” • Marketplace offering strengthens membership through high-margin, value-add services • End-to-end software solution for managing hybrid work • Creates order for both employees and employers alike • Enables flexibility without sacrificing connection and culture • Facilitates shift from short-term return to office experiments to sustainable, long-term solutions WeWork’s three legs of the stool

© 2023 WeWork. Proprietary and Confidential Product Overview WeWork Portfolio of Solutions Workplace On Demand/All Access Dedicated Desk Private Office Single Member Full Floor Full Building

9 Traditional office lease costs WeWork provides companies of all sizes a comprehensive and flexible solution that saves money by minimizing up front costs and maximizing the value of our membership fee. $ Property $ Utilities $ Design & construction $ FF&E $ Enhanced health & safety measures $ Basic Internet $ Cleaning $ Maintenance $ Security $ Pantry provisions All included in WeWork membership fee © 2022 WeWork. Our turnkey solution

© 2023 WeWork10 The world’s top companies trust WeWork Global infrastructure of world-class partnerships and service providers will allow WeWork to scale quickly Members Landlord Partners Service Providers Note: Logos used herein are the property of third parties and for informational purposes only and do not imply any endorsement by those companies of WeWork's company or products or vice versa.

WeWork Access

Products

WeWork On Demand

Bookable workspaces around the world by the hour



Pay-as-you-go

Choose from over 320+ locations in 70+ major cities through the WeWork app.

Global locations: 70+ cities

Term: Hourly or daily

WeWork All Access

Monthly membership unlocks 500+ locations worldwide


wework

Monthly membership

Book workspace through the WeWork app, and unlock access to over 500+ WeWork locations around the world.

Global locations: 500+

Term: Monthly

All Access Memberships


20k
32k
45k
55k
62k
67k
70k
75k
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23

	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Revenue	$13m	$20m	$29m	$36m	$45m	$47m	$50m	$59m

Note: See "Terms and Definitions" pages for definition of All Access & Other Legacy Memberships. All Access revenue inclusive of On Demand. All Access memberships shown on a consolidated basis.

11

wework
© 2023 WeWork

WeWork Workplace



Enhance the Employee Experience:

- Dynamic, user-friendly features enable intentional collaboration

- Make desks, interior offices, and meeting rooms bookable in WeWork and leased assets

- Create meaningful connections between team members with floor maps that show where and when colleagues are in the office

- Book groups of desks for team collaboration for a day or across multiple weeks

Over 63,000 Sales to Over 370 Companies[1]

An end-to-end software solution for seamless workspace booking, inventory management across assets, and space optimization through insights and analytics.



Optimize Workplace Decisions:

- Universal portfolio management paired with actionable insights

- Capacity and overflow management by setting criteria for where and when specific teams can book space

- Daily utilization reporting and building level insights to drive efficient real estate decisions

- Fully integrated with WeWork inventory and back-end solutions

1. As of March 31, 2023.

12

wework
© 2023 WeWork

© 2023 WeWork13 WeWork Workplace Signed Deals 1. As of March 2023. Logos used herein are the property of third parties and for informational purposes only and do not imply any endorsement for those companies of WeWork’s company or products or vise versa. Over 63,000 Sales to Over 370 Companies(1)

© 2023 WeWork14 EMEA Revenue: 11% Occupancy: 79% Building Margin: 24% Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22 Q1’23 $482 $485 $484 $484 $481 $477 Consolidated Physical Occupancy 1. Revenue figures shown by region represent that region’s revenue during the first quarter 2023 as a percent of total systemwide revenue in the same period. 2. Occupancy figures shown by region are shown as of March 31, 2023. $481US & Canada Revenue: 38% Occupancy: 69% Building Margin: 14% UKI Revenue: 16% Occupancy: 79% Building Margin: 22% Asia Pacific Revenue: 9% Occupancy: 83% Building Margin: 22% Japan Revenue: 6% Occupancy: 67% Building Margin: 2% China Revenue: 6% Occupancy: 69% Building Margin: 8% India Revenue: 4% Occupancy: 81% Building Margin: 45% Israel Revenue: 2% Occupancy: 84% Building Margin: 23% Unconsolidated Latin America Revenue: 7% Occupancy: 70% Building Margin: 9% Common Desk Revenue: 1% Occupancy: 75% Building Margin: N/A Regions presented pro rata share of systemwide revenue (1,2) Physical Membership ARPM Geographically diverse revenue streams $490 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22 Q1’23 73% 50%South Africa Revenue: <1% Occupancy: 65% Building Margin: 16%

# Operational metrics

| | Q2'21 | Q3'21 | Q4'21 | Q1'22 | Q2'22 | Q3'22 | Q4'22 | Q1'23 |
|---|---|---|---|---|---|---|---|---|
| Systemwide gross workstation sales (SF sold)[1] | 202k (12.1m SF) | 197k (11.8m SF) | 217k (13.0m SF) | 211k (12.7m SF) | 205k (12.3m SF) | 205k (12.3m SF) | 206k (12.3m SF) | 177k (10.6m SF) |
| Consolidated gross workstation sales (SF sold)[1] | 156k (9.4m SF) | 153k (9.3m SF) | 164k (9.9m SF) | 166k (10.0m SF) | 160k (9.6m SF) | 162k (9.7m SF) | 165k (9.9m SF) | 137k (8.2m SF) |
| Physical occupancy at quarter-end for consolidated locations | 50% | 56% | 63% | 67% | 70% | 71% | 75% | 73% |
| Average commitment length (months) | 22 | 21 | 20 | 20 | 19 | 19 | 19 | 19 |
| Consolidated All Access and other legacy memberships | 20k | 32k | 45k | 55k | 62k | 67k | 70k | 75k |

1. The square foot figure is based upon gross workstation sales multiplied by 60 square feet.

15

wework

© 2023 WeWork

© 2023 WeWork16 Key performance indicators Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22(1) Q1’23 Physical Workstations (000s) Consolidated 770 766 746 746 749 756 731 720 Unconsolidated 168 165 166 174 172 173 175 184 Systemwide Total 937 932 912 920 922 928 906 904 Physical Memberships (000s) Consolidated 386 432 469 501 528 536 547 527 Unconsolidated 110 114 121 128 133 135 135 137 Systemwide Total 496 546 590 628 661 671 682 664 Physical Occupancy Consolidated 50% 56% 63% 67% 70% 71% 75% 73% Unconsolidated 66% 69% 73% 73% 77% 78% 77% 75% Systemwide Total 53% 59% 65% 68% 72% 72% 75% 73% Consolidated All Access Memberships (000s) All Access & Other Legacy Memberships 20 32 45 55 62 67 70 75 As of March 31, 2023, Consolidated operations consist of all locations outside of China, India, Israel, South Africa, and Unconsolidated Common Desk locations. 1. South Africa included in Consolidated Metrics through Q4’22

© 2023 WeWork17 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22 Q1’23 (34%) (16%) (1%) 5% 11% 13% 17% 16% ($192) ($103) ($9) $34 $86 Building Margin and Occupancy US$ millions % Building Margin $105 $144 Note: See “Terms and Definitions” page for definition of Building Margin. See “GAAP to non-GAAP Reconciliations” page for a reconciliation of Building Margin to its most comparable GAAP metric. Consolidated Physical Occupancy Building Margin ($, millions) $13850% 56% 63% 67% 70% 71% 75% 73%

© 2023 WeWork18 Q1 2023 leasing activity 1. Please refer to "Market Share Methodology and Sources" for additional information. 2. WeWork leasing activity based on total new workstations sold and renewed in each market multiplied by 60 square feet per workstation 3. London Market data is not yet available as of publication of this presentation WeWork represents an outsized portion of demand Market WeWork as a % of Market Stock(1) Q1 2023 Traditional Market Square Feet Leased(1) Q1 2023 WeWork Square Feet Leased(2) Equivalent % of Q1 2023 Traditional Square Feet Leased(1) WeWork Q1 Leasing as a Multiple of Market Stock Boston ~1% 730k 120k 16% 12x New York ~1% 3,920k 920k 23% 20x Miami ~1% 570k 90k 17% 20x San Francisco ~1% 1,740k 360k 21% 40x Chicago ~0.4% 1,120k 100k 9% 24x Dublin ~1% 273k 70k 27% 27x Paris ~1% 1,880k 220k 12% 17x Berlin ~0.3% 1,480k 130k 9% 27x

© 2023 WeWork19 As Adjusted Cash and Commitments Cash and Cash Equivalents New 1L Backstopped Notes $224 (1) $500 (2) $897 As Adjusted for Debt Restructure Transaction, as of 3/31/23 (US$, millions) 1. Cash and Cash Equivalents is presented as of March 31, 2023. In April 2023, the Company issued $50 million of Senior Secured Notes under the commitment and had $200 million available thereunder prior to closing of the Debt Restructure Transaction. 2. Represents $500 million of proceeds from the issuance of the 15% First Lien Senior Secured PIK Notes due 2027 (the “First Lien Notes”) in connection with the Debt Restructure Transaction in May 2023. 3. Represents approximately $40 million of proceeds received from the sale of 35 million shares of Class A common stock to an investor in connection with the closing of the Debt Restructure Transaction in May 2023. 4. Closing costs includes $47 million of professional fees and $46 million of accrued interest and commitment fees settled at close of the transaction. 5. Represents the repayment of the Senior Secured Notes outstanding using the amount issued as of March 31, 2023. 6. In connection with the closing of the Debt Restructure Transaction in May 2023, the Secured Notes commitment was partially replaced by a new commitment to purchase up to $475 million of First Lien Notes (the “Delayed Draw Notes commitment”). The Delayed Draw Notes commitment may be drawn from time to time at the Company’s option, subject to the satisfaction of certain terms and conditions. As of the date hereof, no First Lien Notes has been drawn and issued under the new Delayed Draw Notes commitment. Cash, commitments, and access to liquidity New 1L Delayed Draw Notes $475 (6) Proceeds from Equity Issuance $40 (3) Repay Issued Senior Secured Notes ($250) (5) Closing Costs and Accrued Interest ($93) (4) As Adjusted Cash and Cash Equivalents $422

Debt capitalization table

As Adjusted for Debt Restructure Transaction, as of 3/31/23 (US$, millions)

	Actual as of 3/31/2023				Pro Forma (as of 3/31/2023)		
	Interest Rate	Maturity	Principal Outstanding	Adj.	Interest Rate	Maturity	Principal Outstanding
Cash & cash equivalents			**224**	198			**422**
Senior LC Tranche ($960M) [1]	6.13%	3/14/2025	-	-	6.13%	3/14/2025	-
Junior LC Tranche [2]	14.63%	3/7/2025	470	-	14.63%	3/7/2025	470
Senior Secured Notes ($500M) [3]	7.5% / 11.0% PIK	3/15/2025	250	(250)	-	-	-
1L Backstopped Notes [4]	-	-	-	525	15.00%	8/15/2027	525
1L Delayed Draw Notes ($475M) [4,5]	-	-	-	-	15.00%	8/15/2027	-
2L Exchange Notes [6]	-	-	-	687	11.00%	8/15/2027	687
2L Convertible Exchange Notes [6]	-	-	-	188	11.00%	8/15/2027	188
3L Exchange Notes [7]	-	-	-	23	12.00%	8/15/2027	23
3L Convertible Exchange Notes [7]	-	-	-	270	12.00%	8/15/2027	270
Other Debt [8]	3.30% - 20.56%	Various	27	-	3.30% - 20.56%	Various	27
Total secured debt			**747**	**1,442**			**2,189**
Senior Unsecured Notes	7.88%	5/1/2025	669	(505)	7.88%	5/1/2025	164
Senior Unsecured Notes (Series II)	5.00%	7/10/2025	550	(541)	5.00%	7/10/2025	9
Senior Unsecured Notes (Series I)	5.00%	7/10/2025	1,650	(1,650)	-	-	-
Total unsecured debt			**2,869**	**(2,696)**			**173**
Total outstanding debt			**3,616**	**(1,254)**			**2,362**
Net outstanding debt			**3,392**	**(1,452)**			**1,940**

1. On February 15, 2023, as part of the Sixth Amendment to the Credit Agreement, the Senior LC Tranche commitments were increased from $930 million to $960 million.
2. In February 2023, the Junior LC Tranche was amended to extend the maturity date from November 2023 to March 2025, increase the tranche from $350 million to $470 million and reset the interest rate from SOFR + 650 basis points to SOFR + 990 basis points.
3. Senior Secured Notes outstanding presented as of March 31, 2023. In April 2023, the Company issued $50 million of Senior Secured Notes and all of the outstanding principal amount of Secured Notes was repaid at closing of the Debt Restructure Transaction.
4. The 15.000% interest rate amount is payable 7.00% in cash and 8.00% in kind.
5. The Delayed Draw Notes may be issued from time to time at the Company's option, subject to certain terms and conditions. If issued, the Delayed Draw Notes will have the same terms as the 1L Backstopped Notes.
6. The 11.000% interest rate amount is payable 5.00% in cash and 6.00% in kind.
7. The 12.000% interest rate amount is payable solely in kind.
8. Represents outstanding letters of credit/indebtedness incurred by a joint-venture entity equally owned by the Company and an affiliate of SoftBank Group Corp.

20

wework

© 2023 WeWork

© 2023 WeWork21 Equity capitalization table As Adjusted for Debt Restructure Transaction1, as of 3/31/23 (shares shown in millions) Actual as of 3/31/2023 Adj. As Adjusted (as of 3/31/2023) Existing Class A Stock 714 1,398 2,113 Shares of Class A Common Stock Issued to SoftBank Holders - 1,113 1,113 Shares of Class A Common Stock Issued to Eligible Noteholders in the Exchange Offer - 250 250 Shares of Class A Common Stock Issued to the Third Party Investor - 35 35 Existing Class C Stock 20 - 20 Warrants (ITM) 56 - 56 Warrants (OTM) 24 - 24 Options/RSUs/PSUs (OTM) 42 - 42 Fully Diluted Shares Outstanding 2 857 1,398 2,255 1. Does not give effect to the issuance of up to approximately 201 million and 370 million shares of Class A Common Stock issuable to Softbank upon the exchange of the new 2L Exchangeable Notes and 3L Exchangeable Notes, respectively, subject to certain adjustments and anti-dilution projections as set forth in the indentures governing such notes. 2. Total figures may not sum due to rounding.t

© 2023 WeWork22 Appendix

Quarterly financial results (US$, millions)

Adj. EBITDA	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Membership & Services Revenue	$565	$627	$696	$747	$801	$815	$838	$844
Other Revenue	28	34	21	18	14	2	10	5
Total Revenue	**593**	**661**	**718**	**765**	**815**	**817**	**848**	**849**
Location Operating Expenses	(780)	(752)	(729)	(734)	(734)	(729)	(711)	(723)
Pre-Opening Expenses	(43)	(40)	(42)	(47)	(38)	(23)	(13)	(7)
SG&A [1]	(219)	(225)	(230)	(196)	(177)	(170)	(150)	(148)
Adj. EBITDA	**(449)**	**(356)**	**(283)**	**(212)**	**(134)**	**(105)**	**(26)**	**(29)**
Noncontrolling interest	16	23	37	26	24	17	6	10
Pick-up from equity method investments	(2)	(1)	(2)	0	2	2	2	2
Adj. EBITDA Attributable to WeWork Inc.	**(435)**	**(334)**	**(248)**	**(186)**	**(108)**	**(86)**	**(18)**	**(17)**

Building Margin & Physical Membership ARPM	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Membership & Services Revenue	$565	$627	$696	$747	$801	$815	$838	$844
Less: Unconsolidated Management Fee Revenue	1	2	2	3	5	6	4	6
Adj. Membership & Services Revenue (A)	**564**	**625**	**694**	**744**	**796**	**809**	**834**	**$838**
Less: All Access & On Demand Revenue	13	20	29	36	45	47	50	59
Physical Membership Revenue (B)	**551**	**605**	**665**	**708**	**751**	**762**	**784**	**779**
Location Operating Expenses	(780)	(752)	(729)	(734)	(734)	(729)	(711)	(723)
Less: Indirect Location Operating Expenses	(24)	(24)	(26)	(24)	(24)	(25)	(21)	(23)
Adj. Location Operating Expenses (C)	**(756)**	**(728)**	**(703)**	**(710)**	**(710)**	**(704)**	**(690)**	**(700)**
Building Margin (A - C)	**(192)**	**(103)**	**(9)**	**34**	**86**	**105**	**144**	**138**
% Building Margin	(34%)	(16%)	(1%)	5%	11%	13%	17%	16%
Average Physical Memberships (D)	381k	416k	458k	488k	521k	532k	543k	530k
Physical Membership Monthly ARPM (B / D) ($, ones)	**482**	**485**	**484**	**484**	**481**	**477**	**481**	**490**

See "Terms and definitions" page for definitions of Adjusted EBITDA and Building Margin. See "GAAP to non-GAAP reconciliations" page for a reconciliation of Adjusted EBITDA and Building Margin to their most comparable GAAP metric.

1. SG&A exclusive of stock-based compensation and other expenses excluded from Adjusted EBITDA

23

wework

© 2023 WeWork

GAAP to non-GAAP reconciliation (US, millions)

	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Net loss	**($923)**	**($844)**	**($803)**	**($504)**	**($635)**	**($629)**	**($527)**	**($299)**
Income tax (benefit) provision	4	(2)	(2)	(1)	3	3	1	(3)
Interest and other (income) expenses, net	68	206	103	147	316	290	(55)	98
Depreciation and amortization	180	171	174	171	158	156	156	148
Restructuring and other related (gains) costs	(28)	16	(48)	(130)	(26)	(34)	(10)	(58)
Impairment expense / (gain on sale)	242	88	241	91	36	97	401	77
Stock-based compensation expense	4	4	48	13	13	13	10	3
Other	4	5	4	1	1	(1)	(2)	5
Adj. EBITDA	**($449)**	**($356)**	**($283)**	**($212)**	**($134)**	**($105)**	**($26)**	**($29)**

	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Location Gross Profit / (Loss) Including Depreciation & Amortization	**($386)**	**($288)**	**($201)**	**($147)**	**($85)**	**($63)**	**($21)**	**($20)**
Depreciation and amortization	170	162	164	158	150	148	147	140
Location Gross Profit / (Loss) Exclusive of Depreciation & Amortization	**($215)**	**($125)**	**($37)**	**$11**	**$65**	**$85**	**$126**	**$120**
Unconsolidated management fee revenue	(1)	(2)	(2)	(3)	(5)	(6)	(4)	(6)
Stock-based compensation expense	1	1	5	2	2	1	1	1
Indirect location operating expenses	24	24	26	24	24	25	21	23
Building Margin	**($192)**	**($103)**	**($9)**	**$34**	**$86**	**$105**	**$144**	**$138**

	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Net cash provided by (used in) operating activities	**($618)**	**($380)**	**($373)**	**($338)**	**($197)**	**($110)**	**($88)**	**($284)**
Purchase of property, equipment and capitalized software	(42)	(61)	(105)	(74)	(101)	(95)	(68)	(59)
Free Cash Flow	**($660)**	**($441)**	**($478)**	**($412)**	**($298)**	**($205)**	**($156)**	**($343)**

24
© 2023 WeWork

© 2023 WeWork25 Overall Business Definitions: - Space-as-a-Service: WeWork’s existing flexible workspace business, including incremental growth for WeWork’s flexible workspace business. Includes revenues associated with asset-light management or franchise agreements with landlords where WeWork operates the space in exchange for a fee. Included in Membership and Services revenue in our consolidated financial statements. - WeWork Access: On Demand pay-as-you-go or All Access monthly membership providing an individual with access to over 500 WeWork locations. Included in Membership and Services revenue in our consolidated financial statements - WeWork Workplace: turnkey third-party flexible workspace management solution leveraging WeWork’s property and technology platform. Operating KPIs: - Locations: represents the estimated number of open locations. A location is considered open when it begins to generate revenue. - Workstation Capacity: Represents the estimated number of workstations available at open locations (may also be referred to as ‘Workstations’ or ‘Physical Workstations’). - Physical Memberships: The number of WeWork physical memberships which is the number of occupied workstations in a given period. - Physical Occupancy: is the number of physical memberships divided by workstation capacity. - Physical Average Revenue per Membership (“ARPM”): membership and services revenue less revenue attributable to All Access and On Demand memberships, unconsolidated management fee revenue and workplace management fee revenue, divided by consolidated cumulative physical memberships in the period. - All Access & Other Legacy Memberships: includes All Access monthly subscription memberships and Other Legacy Memberships. - Gross Workstation Sales: Include New Workstation Sales and renewals. Renewals include all members previously committed who continue their membership on a commitment. Renewals do not include month-to-month members. - Average Commitment Length: represents base contract terms in months. This excludes the impact of any extension and / or termination options. The commitment lengths disclosed may include periods for which members have an option to terminate their commitments with a less than 10% penalty. Terms and definitions

© 2023 WeWork26 Terms and definitions (cont’d) Financial Metrics: - Systemwide Revenue: systemwide location membership and service revenues represents the results of all locations regardless of ownership, including Consolidated and Unconsolidated Locations. - Location Operating Expenses: include the day-to-day costs of operating an open location and exclude pre-opening costs, depreciation and amortization and sales and marketing, which are separately recorded. ○ Lease Cost: is recognized on a straight-line basis over the life of the lease term in accordance with GAAP and is the most significant component of location operating expenses ○ Direct Other Location Expenses: include utilities, ongoing repairs and maintenance, cleaning expenses, office expenses, security expenses, credit card processing fees and food and beverage costs. Direct location operating expenses also include personnel and related costs for the teams managing our buildings. ○ Indirect Other Location Expenses: include certain expenses that are necessary to operate our buildings but not directly tied to an individual building. Examples of these expenses include certain regional management and teams managing member relations, new member sales and facilities management. - Pre-Opening Expense: consist of expenses (including all lease costs, which also include non-cash GAAP straight-line lease cost) incurred before a location opens for member operations. Excludes depreciation and amortization expense and stock-based compensation expense. - SG&A: consist of sales and marketing, general and administrative and sourcing, development and other expenses, and certain community support expenses that are necessary to operate our buildings but not directly tied to an individual building. Excludes depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, expense related to costs associated with mergers, acquisitions divestitures, and capital raising activities, legal, tax, and regulatory reserves or settlements. - Building Margin: is a non-GAAP measure we define as membership and services revenue, excluding management fees earned at our Unconsolidated Locations, less location operating expenses, before depreciation and amortization, stock-based compensation and certain indirect location operating overhead expenses. - Adj. EBITDA: and Adjusted EBITDA attributable to WeWork Inc. are non-GAAP measures we define as net loss before income tax (benefit) provision, interest and other (income) expense, net, depreciation and amortization expense, restructuring and other related cost, impairment /(gain on sale) of goodwill, intangibles and other assets, stock-based compensation expense, stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves and settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation, and expenses related to costs associated with mergers, acquisitions, divestitures and capital raising activities. Adjusted EBITDA attributable to WeWork Inc. includes the Company’s share of Adjusted EBITDA from consolidated joint ventures and investments accounted for under the equity method, as applicable. - Free Cash Flow: is a non-GAAP measure we define as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's condensed consolidated statements of cash flows and calculated in accordance with GAAP.

Market share methodology and sources

Market	Market Office Stock as of Q1 2023 Source	Square Feet Leased in Q1 2023
Boston	Total Boston commercial office square footage of 82m per CBRE	Boston leasing activity of 730k sq.ft. CBRE estimate
New York	Total Manhattan commercial office square footage of 413m per Cushman and Wakefield	Manhattan leasing activity of 3.92m sq.ft. per Cushman and Wakefield estimate
Miami	Total Miami commercial office square footage of 40m per Cushman and Wakefield	Miami leasing activity of 566k sq.ft. per Cushman and Wakefield estimate
San Francisco	Total San Francisco commercial office square footage of 209m per Jones Lang LaSalle, inclusive of Silicon Valley and Oakland	San Francisco leasing activity of 1.74m sq.ft. per Jones Lang LaSalle estimate, inclusive of Silicon Valley and Oakland
Chicago	Total Chicago CBD market stock of 142m sq.ft per Cushman and Wakefield	Chicago leasing activity of 1.12m sq.ft. per Cushman and Wakefield
Dublin	Total Dublin commercial office square footage of 48m per Jones Lang LaSalle	Dublin leasing activity of 273k sq.ft. per Jones Lang LaSalle
Paris	Total Paris commercial office square footage of 226m per estimate	Paris leasing activity of 1.88m sq.ft. per Immostat estimate
Berlin	Total Berlin commercial office square footage of 228m per Knight Frank	Berlin leasing activity of 1.48m sq.ft. per Knight Frank

27

wework

© 2023 WeWork